Exhibit 99.3

FORM OF PROXY

SNB BANCSHARES, INC.

(Class B Stock)

This Proxy is Solicited on Behalf of the Board of Directors for use

at the Special Meeting of Shareholders on             , 2006

The undersigned shareholders of SNB Bancshares, Inc. (the “Company”) hereby constitutes and appoints              and              and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of Class B Stock, par value $0.01 per share, of the Company (the “Class B Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of the Company to be held at     :     .m., local time, on             ,                  , 2006, and any adjournment thereof (the “special meeting”), with respect to the proposal described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, which are part of the Registration Statement on Form S-4 of Prosperity Bancshares, Inc., both dated             , 2006, timely receipt of which are hereby acknowledged.

This Proxy may be revoked at any time before it is exercised.

1. Proposal to approve the Agreement and Plan of Reorganization (the “Agreement”), dated as of November 16, 2005, by and between Prosperity and the Company, which provides for the merger of the Company with and into Prosperity, all on and subject to the terms and conditions contained therein.

☐  For                        ☐  Against                         ☐  Abstain

2. In their discretion, upon any other matter that may properly come before the special meeting or any postponement or adjournment thereof.

Shares of the Class B Stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve the Agreement. If any other matter is properly presented at the special meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

The Board of Directors of the Company unanimously recommends a vote “FOR” proposal 1. Such vote is hereby solicited on behalf of the Board of Directors.

Please sign, date and return this proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of Class B Stock of the Company. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated             , 2006

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)